Exhibit 10.2

AGREEMENT

This AGREEMENT (this “Agreement”) is entered into as of April 3, 2025 by and among:

1.	International Media Acquisition Corp., a Delaware corporation (“Parent”);

2.	each Party listed in the column titled “Shareholder” in Schedule A attached hereto (each, a “Principal Shareholder”).

Each of the foregoing may be referred to herein as a “Party” and collectively as the “Parties.”

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, the Company and certain other parties have, concurrently with the execution of this Agreement, entered into that certain Merger Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Parent will be merged with and into International Media Mini Acquisition Corp, a to-be-formed British Virgin Islands business company (the “Purchaser”, and together with the Parent, the “Parent Parties”), with the Purchaser continuing as the surviving corporation (the “Redomestication Merger Surviving Corporation”). Following the Redomestication Merger, the Redomestication Merger Surviving Corporation will purchase 100% of the issued and outstanding shares of VCI Holdings Limited, a British Virgin Islands business company (such company, “VCI”; such share purchase, the “Share Purchase”). Following the completion of the Share Purchase, VCI shall become a wholly-owned subsidiary of the Redomestication Merger Surviving Corporation;

WHEREAS, the Principal Shareholders are not parties to the Merger Agreement but are the principal shareholders of the Company Group;

WHEREAS, as a material inducement for Parent Parties to enter into and consummate the transactions contemplated by the Merger Agreement, the Principal Shareholders have agreed to severally and jointly make the representations and warranties of the Company Group as stipulated in the Merger Agreement to the Parent Parties, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in order to induce Parent Parties to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Principal Shareholders hereby agree as follows:

1)	Representations and Warranties of the Principal Shareholders. Each Principal Shareholder, severally and jointly, hereby represents and warrants to Parent Parties that:

(a) Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties simultaneously with the execution of the Merger Agreement and attached thereto as Exhibit D, each Principal Shareholder hereby represents and warrants to the Parent Parties that each of the representations and warranties contained in Article IV (Representations and Warranties of the Company Group) is true, correct and complete as of the date of this Agreement and as of the Closing Date (or if such representations and warranties are made with respect to a certain date, as of such date).

(b) For the avoidance of doubt, the representations and warranties in Article IV of the Merger Agreement are hereby incorporated by reference into this Agreement and shall be read and interpreted as if such representations and warranties were made directly by each Principal Shareholder;

(c) Each Principal Shareholder acknowledges and agrees that the Parent Parties are relying on the foregoing representations and warranties in entering into and performing the Merger Agreement and consummating the transactions contemplated thereby.

2)	No Deemed Approval. No Principal Shareholder shall be deemed to have approved the Merger Agreement or the transactions contemplated thereby by signing this Agreement.

3)	Further Representations. Each Principal Shareholder hereby represents and warrants that:

(a) it has all requisite power and authority to execute and deliver this Agreement and to make the representations and warranties hereunder and to consummate the transactions contemplated hereby and in the Merger Agreement; and

(b) neither the execution, delivery nor performance by the Principal Shareholders of this Agreement requires any notice to, consent, approval or Permit from, or other action by or in respect of, or registration, declaration or filing with, any Authority.

4)	Termination. This Agreement shall terminate and be of no further force or effect immediately upon the first to occur of (a) the Closing Date, and (b) the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 4) shall relieve or otherwise limit any Party’s liability for any breach of this Agreement prior to the termination of this Agreement.

5)	Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

if to Parent and Purchaser:

International Media Acquisition Corp.
1604 US Highway 130,

North Brunswick, NJ, 08902
Attn: Yu-Fang Chiu
Email: adachiu1003@gmail.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso
Email: gcaruso@loeb.com

if to a Principal Shareholder, to the address set forth on such Principal Shareholder’s signature page hereto.

6)	Miscellaneous.

(a) Severability. If a court or other legal authority determines that any provision that is not of the essence of this Agreement is invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

(b) Amendments and Waivers. This Agreement may only be amended, modified, or waived by a writing signed by the Party against whom such amendment, modification, or waiver is to be enforced. No failure or delay by a Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(c) Dispute Resolution; Governing Law. The provisions of Article XI (Dispute Resolution) and Section 13.8 (Governing Law) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

(d) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except that Parent and Purchaser may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent and Purchaser, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, including without limitation the Purchaser upon the completion of the Redomestication Merger and, in the case of each Principal Shareholder, its, her or his estate, heirs, beneficiaries, personal representatives and executors.

(e) No Presumption Against Drafting Party. Each of the Parties acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

International Media Acquisition Corp.

By:	/s/ Yu-Fang Chiu
Name:	Yu-Fang Chiu
Title:	CEO

[Signature Page to Agreement]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

/s/ Navinderjeet Singh
Navinderjeet Singh

Address: Tricor Services (BVI) Limited, 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands
Email: projects@valensint.com

[Signature Page to Agreement]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

/s/ Tran Trong Nghia
Tran Trong Nghia

Address: Floor 4, TSG Lotus Sai Dong Tower, No. 190, Sai Dong Street, Viet Hung Ward, Long Bien District, Hanoi City, Vietnam
Email: board@vnbiofuels-jsc.com

[Signature Page to Agreement]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

/s/ Ngo Thi Hoai
Ngo Thi Hoai

Address: Floor 4, TSG Lotus Sai Dong Tower, No. 190, Sai Dong Street, Viet Hung Ward, Long Bien District, Hanoi City, Vietnam
Email: board@vnbiofuels-jsc.com

[Signature Page to Agreement]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

/s/ Chu Vu Thanh Huyen
Chu Vu Thanh Huyen

Address: Floor 4, TSG Lotus Sai Dong Tower, No. 190, Sai Dong Street, Viet Hung Ward, Long Bien District, Hanoi City, Vietnam
Email: board@vnbiofuels-jsc.com

[Signature Page to Agreement]